Exhibit 99.1
Evolent Announces Fourth Quarter and Full Year 2024 Results

•Revenue of $646.5 million for the three months ended December 31, 2024 and $2,554.7 million for the year ended December 31, 2024, representing 16.3% and 30.1% growth over 2023, respectively.
•Net loss attributable to common shareholders of Evolent Health, Inc. of $30.6 million for three months ended December 31, 2024 and $93.5 million for the year ended December 31, 2024, resulting in a net loss margin of (4.7)% and (3.7)%, respectively.
•Adjusted EBITDA of $22.6 million for the three months ended December 31, 2024 and $160.5 million for the year ended December 31, 2024, resulting in an Adjusted EBITDA margin of 3.5% and 6.3%, respectively.
•Signed contract amendments in all three Performance Suite negotiations, expected to yield $115 million annual improvement for 2025 vs. Q4 2024 in both net income attributable to common shareholders of Evolent Health, Inc. and Adjusted EBITDA, compared to the initial target of $100 million.
•Partner contract retention of 100% across top customers which together represent over 90% of 2024 revenue.
•Announces two new revenue agreements in the quarter.

WASHINGTON (February 20, 2025) – Evolent Health, Inc. (NYSE: EVH) (“Evolent” or the “Company”), a company that specializes in better health outcomes for people with complex conditions through proven solutions that make health care simpler and more affordable, today announced financial results for the three months and full year ended December 31, 2024.

Seth Blackley, Co-Founder and Chief Executive Officer of Evolent stated, “Evolent delivered fourth quarter and 2024 full-year results within the outlook range we provided in November, despite continued elevated oncology costs during the quarter. We also ended the year with 100% retention across our top customers which together represent over 90% of our 2024 revenue. Looking ahead, the recent changes we made in certain of our Performance Suite contracts as well as our assumptions for medical cost inflation make us feel confident in our financial outlook. Finally, we believe Evolent remains an incredibly unique asset; We have a strong team, a product that our customers value and a clinical approach that both manages healthcare affordability while also enabling the kind of care we would want for our family members.”

Highlights from the fourth quarter and full year ended December 31, 2024 include (in thousands, except for average PMPM fees and revenue per case):

	For the Three Months Ended December 31, 2024	For the Year Ended December 31, 2024
Financial Results:
Revenue	$646,542	$2,554,741
Net loss attributable to common shareholders of Evolent Health, Inc.	$(30,615)	$(93,454)
Net loss margin	(4.7)%	(3.7)%
Adjusted EBITDA	$22,612	$160,460
Adjusted EBITDA Margin	3.5%	6.3%

Average Lives on Platform/Cases
Performance Suite	7,145	7,003
Specialty Technology and Services Suite	75,161	73,339

Administrative Services	1,203	1,246
Cases	16	60

Average Unique Members	40,712	40,475

Average PMPM Fees/ Revenue per Case
Performance Suite	$21.32	$21.44
Specialty Technology and Services Suite	0.37	0.38
Administrative Services	16.43	15.92
Cases	3,073	2,967

The rising medical costs impacting health plans continue to drive robust demand for Evolent’s complex specialty care solutions.

New revenue agreements announced for the fourth quarter to kick off the 2025 sales year:
•A large health plan client in New England for Evolent Technology and Services renewed and expanded in cardiology, musculoskeletal and advanced imaging. The client also significantly expanded the relationship to include members in new health plans, geographies and lines of business including Medicare Advantage.
•Evolent added a primary care practice in the mid-Atlantic region to its Complex Care, Accountable Care Organization business.

Financial Results of Evolent Health, Inc.

In our earnings releases, prepared remarks, conference calls, slide presentations and webcasts, we may use or discuss financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). Definitions of the non-GAAP financial measures as well as reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are presented herein. See Non-GAAP Financial Measures for more information.

Reported Results

Evolent Health, Inc. reported the following results in accordance with GAAP (in thousands, except for per share data):

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2024	2023	2024	2023
Revenue	$646,542	$556,055	$2,554,741	$1,963,896
Cost of revenue	$570,831	$454,428	$2,187,388	$1,503,426
Selling, general and administrative expenses	$47,701	$81,428	$263,050	$358,110
Net loss attributable to common shareholders of Evolent Health, Inc.	$(30,615)	$(41,395)	$(93,454)	$(142,260)
Net loss margin	(4.7)%	(7.4)%	(3.7)%	(7.2)%
Loss per share attributable to common shareholders of Evolent Health, Inc.:
Basic and diluted	$(0.27)	$(0.36)	$(0.81)	$(1.28)

Total cash and cash equivalents was $104.2 million as of December 31, 2024.

Adjusted Results

Evolent Health, Inc. reported the following adjusted results (in thousands, except for per share data):

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2024	2023	2024	2023
Adjusted cost of revenue	$569,578	$454,399	$2,182,806	$1,501,764
Adjusted selling, general and administrative expenses	$54,352	$53,601	$211,475	$267,454
Adjusted EBITDA	$22,612	$48,055	$160,460	$194,678
Adjusted EBITDA margin	3.5%	8.6%	6.3%	9.9%
Adjusted income (loss) attributable to common shareholders	$(2,526)	$14,272	$47,406	$53,673
Adjusted income (loss) per common share attributable to common shareholders:
Basic	$(0.02)	$0.13	$0.41	$0.48

Business Outlook
The Company does not believe it can meaningfully reconcile guidance for non-GAAP Adjusted EBITDA to net income (loss) attributable to common shareholders of Evolent Health, Inc. because the Company cannot provide guidance for the more significant reconciling items between net income (loss) attributable to common shareholders of Evolent Health, Inc. and Adjusted EBITDA without unreasonable effort. This is due to the fact that future period non-GAAP guidance includes adjustments for items not indicative of our core operations, and as a result from changes to our business due to acquisitions and other events. Such items may, from time to time, include loss on repayment/extinguishment of debt; gain (loss) from equity method investees, change in fair value of contingent consideration, change in tax receivable agreement liability, other income (expense), gain (loss) on disposal of non-strategic assets, right-of-use asset impairments, losses on lease terminations, repositioning costs, stock-based compensation expense, severance costs, dividends and accretion on Series A Preferred Stock and acquisition-related costs. Such adjustments may be affected by changes in ongoing assumptions, judgements, as well as nonrecurring, unusual or unanticipated charges, expenses or gains (losses) or other items that may not directly correlate to the underlying performance of our business operations. The exact amount of these adjustments is not currently determinable but may be significant.

First Quarter 2025 Guidance

For the three months ended March 31, 2025, revenue is expected to be in the range of $440 million to $470 million. Adjusted EBITDA is expected to be in the range of $31 million to $37 million.

Full Year 2025 Guidance

For the year ending December 31, 2025, revenue is expected to be in the range of approximately $2.06 billion to $2.11 billion. The Company noted that its revenue guidance represents a projection of 15%-18% annual growth after adjusting for one-time contract changes in three Performance Suite contracts moving from 2024 to 2025. Adjusted EBITDA is expected to be in the range of approximately $135 million to $165 million.

Additional Outlook Information

The Company expects to deploy approximately $35 million in cash for capitalized software development during 2025.

This "Business Outlook" section contains forward-looking statements, and actual results may differ materially. Factors that may cause actual results to differ materially from our current expectations in addition to those set forth above are set forth below in "Forward Looking Statements - Cautionary Language" and Evolent Health, Inc.'s filings with the Securities and Exchange Commission ("SEC").

Web and Conference Call Information

Evolent Health, Inc. will hold a conference call to discuss its financial performance and related matters this evening, February 20, 2025, at 5:00 p.m., Eastern Time. To listen to a live broadcast via the internet and view the accompanying materials, please visit the Company's Investor Relations website at http://ir.evolent.com. To participate by telephone, dial (855) 940-9467, or (412) 317-6034 for international callers, and ask to join the "Evolent Health call." Participants are advised to dial in at least fifteen minutes prior to the call to register. The call will be archived on the Company's website for one week and will be available beginning later this evening. Evolent invites all interested parties to attend the conference call.

About Evolent

Evolent specializes in better health outcomes for people with complex conditions through proven solutions that make health care simpler and more affordable. Evolent serves a national base of leading payers and providers and is consistently recognized as a top place to work in health care nationally. Learn more about how Evolent is changing the way health care is delivered by visiting evolent.com.

Contacts:

Seth Frank
Investor Relations
sfrank@evolent.com

Revenue Agreements

Evolent reports the number of new revenue agreements signed for Performance Suite, Specialty Technology and Services Suite, Administrative Services and Case-based products. A new revenue agreement includes incremental revenue to the Company reflecting contracts for services to both new partner entities, corporations or health plans as well as additional sales to existing partners. New revenue agreements may include incremental services, geographic, or line of business expansions or a combination thereof. The conversion of Specialty Technology and Services Suite contracts to Performance Suite are also included in this definition. The Company does not count renewals for existing scope, growth of membership within an existing contract scope or transaction related purchase agreements, if applicable, in this metric.

Lives on Platform and Per Member Per Month (“PMPM”) Fee

Performance Suite Lives on Platform are calculated by summing monthly members covered for specialty care services for contracts not under ASO arrangements, plus members managed by Complex Care in capitation arrangements and divided by the number of months in the period. Specialty Technology and Services Suite Lives on Platform are calculated by summing monthly members covered for oncology, cardiology, musculoskeletal, advanced imaging and other diagnostic specialty care services for contracts under ASO arrangements divided by the number of months in the period. Administrative Services Lives on Platform are calculated by summing monthly members covered for administrative services implementation and core performance services divided by the number of months in the period. Cases are calculated by summing the number of individuals receiving services through our surgery management and advanced care planning programs in a given period. Members covered for more than one category are counted in each category.

Performance Suite Average PMPM fee is defined as revenue pertaining to our Performance Suite during the period reported divided by Performance Suite Lives on Platform for the period divided by the number of months in the period. Specialty Technology and Services Suite Average PMPM fee is defined as revenue pertaining to the Specialty Technology and Services Suite during the period reported divided by Specialty Technology and Services Suite Lives on Platform for the period divided by the number of months in the period. Administrative Services Average PMPM fee is defined as revenue pertaining to the Administrative Services during the period reported divided by the Administrative Services Lives on Platform for the period divided by the number of months in the period. Revenue per Case is calculated by the revenue pertaining to surgery management and advanced care planning programs divided by the number of cases for a given period.

Average Unique Members are calculated by summing members covered by our Performance Suite, Specialty Technology and Services Suite and Administrative Services. In cases where partners cross between multiple solutions, we only capture members from the solution with the maximum number of members.

Management uses Lives on Platform, PMPM fees, Cases, Revenue per Case and Average Unique Members because we believe that they provide insight into the unit economics of our services. We believe that these measures are also useful to investors because they allow further insight into the period over period operational performance.

EVOLENT HEALTH, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share data)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2024	2023	2024	2023
Revenue	$646,542	$556,055	$2,554,741	$1,963,896
Expenses
Cost of revenue	570,831	454,428	2,187,388	1,503,426
Selling, general and administrative expenses	47,701	81,428	263,050	358,110
Depreciation and amortization expenses	29,296	29,602	118,370	123,415
Loss on disposal of non-strategic assets	—	6,010	—	8,107
Right-of-use assets impairment	2,588	—	2,588	24,065
Loss on lease termination	18,922	—	18,922	—
Change in fair value of contingent consideration	(4,200)	5,937	4,908	17,984
Total operating expenses	665,138	577,405	2,595,226	2,035,107
Operating loss	(18,596)	(21,350)	(40,485)	(71,211)
Interest income	830	2,521	5,544	5,256
Interest expense	(6,720)	(12,238)	(24,722)	(54,205)
Gain (loss) from equity method investees	182	28	(3,441)	1,290
Loss on extinguishment/repayment on long-term debt, net	—	(21,010)	—	(21,010)
Change in tax receivables agreement liability	—	4,202	(173)	(61,982)
Other income (expense), net	381	(220)	241	(543)
Loss before income taxes	(23,923)	(48,067)	(63,036)	(202,405)
Benefit from income taxes	(1,121)	(14,656)	(1,413)	(89,365)
Loss before preferred dividends and accretion of Series A Preferred Stock	(22,802)	(33,411)	(61,623)	(113,040)
Dividends and accretion of Series A Preferred Stock	(7,813)	(7,984)	(31,831)	(29,220)
Net loss attributable to common shareholders of Evolent Health, Inc.	$(30,615)	$(41,395)	$(93,454)	$(142,260)

Loss per common share
Basic and diluted	$(0.27)	$(0.36)	$(0.81)	$(1.28)

Weighted-average common shares outstanding
Basic and diluted	115,032	113,588	114,682	111,251

Comprehensive loss
Net loss attributable to common shareholders of Evolent Health, Inc.	$(30,615)	$(41,395)	$(93,454)	$(142,260)
Other comprehensive loss, net of taxes, related to:
Foreign currency translation adjustment	(386)	8	(496)	(79)
Total comprehensive loss attributable to common shareholders of Evolent Health, Inc.	$(31,001)	$(41,387)	$(93,950)	$(142,339)

EVOLENT HEALTH, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$104,203	$192,825
Restricted cash and restricted investments	59,295	13,768
Accounts receivable, net	414,681	446,749
Prepaid expenses and other current assets	28,938	30,331
Total current assets	607,117	683,673
Restricted cash and restricted investments	14,998	16,864
Investments and equity method investees	8,588	4,895
Property and equipment, net	73,151	78,194
Right-of-use assets - operating	6,134	11,983
Prepaid expenses and other noncurrent assets	3,569	4,028
Contract cost assets	13,378	12,120
Intangible assets, net	680,156	752,009
Goodwill	1,137,320	1,116,542
Total assets	$2,544,411	$2,680,308
LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS’ EQUITY
Liabilities
Current liabilities:
Accounts payable	$96,025	$48,246
Accrued liabilities	66,361	149,849
Operating lease liability - current	26,717	9,738
Accrued compensation and employee benefits	33,719	56,385
Deferred revenue	2,507	5,976
Short-term debt, net	171,467	—
Reserve for claims and performance - based arrangements	318,705	404,048
Total current liabilities	715,501	674,242
Long-term debt, net	490,520	597,049
Other long-term liabilities	2,984	3,637
Tax receivables agreement liability	108,105	107,932
Operating lease liabilities - noncurrent	24,969	38,009
Deferred tax liabilities, net	10,900	13,311
Total liabilities	1,352,979	1,434,180

Mezzanine Equity
Preferred class A common stock - $0.01 par value; 50,000,000 shares authorized; 175,000 issued, respectively	190,173	178,427
Shareholders' Equity
Class A common stock - $0.01 par value; 750,000,000 shares authorized; 116,575,773 and 115,424,833 shares issued, respectively	1,166	1,154
Additional paid-in-capital	1,803,786	1,808,121
Accumulated other comprehensive loss	(1,753)	(1,257)
Retained earnings (accumulated deficit)	(780,817)	(719,194)
Treasury stock, at cost; 1,537,582 shares issued, respectively	(21,123)	(21,123)
Total shareholders' equity	1,001,259	1,067,701
Total liabilities, mezzanine equity and shareholders' equity	$2,544,411	$2,680,308

EVOLENT HEALTH, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the Year Ended December 31,
	2024	2023
Cash Flows Provided by Operating Activities
Net loss before preferred dividends and accretion of Series A preferred stock	$(61,623)	$(113,040)
Adjustments to reconcile net loss to net cash and restricted cash provided by (used in) operating activities:
Change in fair value of contingent consideration	4,908	17,984
Loss on disposal of non-strategic assets	—	8,107
Loss (gain) from equity method investees	3,441	(1,290)
Depreciation and amortization expenses	118,370	123,415
Stock-based compensation expense	39,746	40,501
Deferred tax benefit	(2,989)	(93,254)
Amortization of contract cost assets	4,798	10,944
Amortization of deferred financing costs	3,547	3,812
Loss on extinguishment/repayment of debt, net	—	21,010
Right-of-use asset impairment	2,588	24,065
Loss on lease termination	18,922	—
Change in tax receivables agreement liability	173	61,982
Right-of-use operating assets	3,261	16,625
Other current operating cash inflows (outflows), net	180	(171)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable, net and contract assets	32,062	(164,694)
Prepaid expenses and other current and non-current assets	4,510	(10,613)
Contract cost assets	(6,056)	(5,602)
Accounts payable	4,248	(6,723)
Accrued liabilities	(24,198)	23,653
Operating lease liabilities	(14,983)	(15,373)
Accrued compensation and employee benefits	(22,675)	(2,052)
Deferred revenue	(3,469)	(263)
Reserve for claims and performance-based arrangements	(85,343)	204,318
Other long-term liabilities	(653)	(759)
Net cash and restricted cash provided by operating activities	18,765	142,582
Cash Flows Used In Investing Activities
Cash paid for asset acquisitions and business combinations	(30,725)	(388,246)
Disposal of non-strategic assets and divestiture of discontinued operations, net	—	577
Return of equity method investments	7	870
Purchases of investments and contributions to equity method investees	(7,321)	—
Investments in internal-use software and purchases of property and equipment	(24,893)	(28,745)
Net cash and restricted cash used in investing activities	(62,932)	(415,544)
Cash Flows (Used In) Provided by Financing Activities
Changes in working capital balances related to claims processing	43,537	(1,514)
Payment of contingent consideration	(70,355)	(46,873)
Proceeds from stock option exercises	3,461	12,519
Proceeds from issuance of long-term debt, net of offering costs	58,576	647,494
Repayment of long-term debt	—	(464,201)
Proceeds from issuance of preferred stock, net of offering costs	—	168,000
Payment of preferred dividends	(20,085)	(18,793)

	For the Year Ended December 31,
	2024	2023
Taxes withheld and paid for vesting of equity awards	(15,699)	(15,292)
Net cash and restricted cash (used in) provided by financing activities	(565)	281,340
Effect of exchange rate on cash and cash equivalents and restricted cash	(229)	(79)
Net (decrease) increase in cash and cash equivalents and restricted cash	(44,961)	8,299
Cash and cash equivalents and restricted cash as of beginning-of-period	223,457	215,158
Cash and cash equivalents and restricted cash as of end-of-period	$178,496	$223,457

Non-GAAP Financial Measures

The Company views the following activities as integral to understanding its non-GAAP financial measures:

•Repositioning costs include severance, termination benefits and related payroll taxes of $1.8 million, dedicated employee costs of $1.2 million, third-party professional services of $4.1 million and office space consolidation costs of $3.5 million for the year ended December 31, 2024. Repositioning costs are not part of Evolent’s normal course of business and are incurred when there is a business reason to enact a repositioning plan. Adjusting for these costs gives a better view of the Evolent’s normal operating costs. We only adjust costs that (i) are included within selling, general and administrative expenses on the consolidated statement of operations and comprehensive income (loss), (ii) meet the criteria outlined within the respective repositioning plan and (iii) do not relate to normal business operations or ongoing activities. Our 2023 Repositioning Plan concluded in the second quarter of 2024.
~~◦~~Dedicated employee costs primarily include project management and technology staff costs needed to migrate acquired businesses to Evolent’s integrated technology platform and costs related to the consolidation of internal operations, strategies, processes and platforms. Dedicated employee costs are limited to employees that will have no role in ongoing operations and have no planned role at Evolent once the repositioning activities are completed.
◦Professional services costs primarily relate to services provided by a third-party vendor to review our operating model and organizational design in order to improve our profitability, create value through our solutions and invest in strategic opportunities in future periods.
◦Office space consolidation costs include early termination penalties and associated expenses.

•Acquisition-related costs include but are not limited to integration consultants, financial advisory and banking services, external valuation and accounting advisory services, legal fees and transaction bonuses paid to certain employees.

•Purchase accounting adjustments include amortization expense on intangible assets such as corporate trade names, customer, relationships, provider network contracts and existing technology related to acquisitions and business combinations. We believe it is important for the reader to understand that revenue generated from acquisitions is included within revenue in calculating adjusted income to common shareholders however amortization expense from acquired intangible assets is excluded in determining adjusted income to common shareholders because it does not directly relate to the services performed for the Company’s customers.

In addition to disclosing financial results that are determined in accordance with GAAP, we present Adjusted Cost of Revenue, Adjusted Selling, General and Administrative Expenses, Adjusted Income (Loss) Attributable to Common Shareholders, Adjusted Income (Loss) per Common Share Attributable to Common Shareholders, Adjusted EBITDA and Adjusted EBITDA Margin, which are all non-GAAP financial measures, as supplemental measures to help investors evaluate our fundamental operational performance.

Adjusted Cost of Revenue and Adjusted Selling, General and Administrative Expenses are defined as cost of revenue and selling, general and administrative expenses calculated in accordance with GAAP, respectively, adjusted to exclude the impact of stock-based compensation expenses, severance costs, acquisition-related costs and repositioning costs. Management believes Adjusted Cost of Revenue and Adjusted Selling, General and Administrative Expenses are useful to investors, because they facilitate an understanding of our long-term operational costs while removing the effect of costs that are not a representative component of the day-to-day operating performance of our business, and are useful to management as supplemental performance measures.

Adjusted EBITDA is defined as net loss attributable to common shareholders of Evolent Health, Inc. before interest income, interest expense, benefit from income taxes, depreciation and amortization expenses, change in the tax receivable agreement liability, loss on extinguishment/repayment of debt, gain (loss) from equity method investees, change in fair value of contingent consideration, other income (expense), net, loss on disposal of non-strategic assets, right-of-use assets impairment, loss on lease termination, repositioning costs, stock-based compensation expense, severance costs, dividends and accretion of Series A Preferred Stock and acquisition-related costs.

Management believes that Adjusted EBITDA is useful to investors because it allows further insight into the period over period operational performance. Management also uses Adjusted EBITDA as a supplemental performance measure because the removal of repositioning costs, acquisition-related costs, severance or non-cash items (e.g. depreciation, amortization, and stock-based compensation expense) allows us to focus on operational performance.

Adjusted EBITDA Margin is as defined Adjusted EBITDA divided by Revenue. Management believes that this measure is useful to investors because it allows further insight into the period over period operational performance. Management also uses Adjusted EBITDA Margin as a supplemental performance measure because it allows the investor to understand operational performance compared to revenues over time.

Adjusted Income Attributable to Common Shareholders is defined as net loss attributable to common shareholders of Evolent Health, Inc. adjusted to exclude gain (loss) from equity method investees, other income (expense), net, benefit from income taxes, change in fair value of contingent consideration, loss on extinguishment/repayment of debt, net, change in tax receivable agreement liability, purchase accounting adjustments, loss on disposal of non-strategic assets, right-of-use asset impairment, loss on lease termination, repositioning costs, stock-based compensation expense, severance costs, acquisition-related costs and the tax impact of non-GAAP adjustments.

Adjusted Income per Share Attributable to Common Shareholders is defined as Adjusted Income Attributable to Common Shareholders divided by Weighted-Average Common Shares, and reflects the adjustments made in those non-GAAP measures.
Management believes that Adjusted Income Attributable to Common Shareholders and Adjusted Income per Share Attributable to Common Shareholders are useful to investors because excluding non-cash items (e.g. depreciation, amortization and stock-based compensation expenses) allows investors to focus on operational performance. These measures are also useful to management for the same reason.

These adjusted measures do not represent and should not be considered as alternatives to GAAP measurements, and our calculations thereof may not be comparable to similarly entitled measures reported by other companies. A reconciliation of these adjusted measures to their most comparable GAAP financial measures is presented in the tables below. We believe these measures are useful across time in evaluating our fundamental core operating performance.

Evolent Health, Inc.
Reconciliation of Adjusted Results of Operations
(in thousands, unaudited)

Reconciliation of Adjusted Cost of Revenue to Cost of Revenue
	For the Three Months Ended December 31,		For the Year Ended December 31,
	2024	2023	2024	2023
Cost of revenue	$570,831	$454,428	$2,187,388	$1,503,426
Less:
Stock-based compensation	1,253	29	4,582	1,662
Adjusted cost of revenue	$569,578	$454,399	$2,182,806	$1,501,764

Reconciliation of Adjusted Selling, General and Administrative Expenses to Selling, General and Administrative Expenses
	For the Three Months Ended December 31,		For the Year Ended December 31,
	2024	2023	2024	2023
Selling, general and administrative expenses	$47,701	$81,428	$263,050	$358,110
Less:
Stock-based compensation	(7,368)	10,574	35,164	38,839
Severance costs	17	551	2,877	1,505
Acquisition-related costs	700	856	2,934	15,076
Repositioning costs	—	15,846	10,600	35,236
Adjusted selling, general and administrative expenses	$54,352	$53,601	$211,475	$267,454

Evolent Health, Inc.
Reconciliation of Adjusted EBITDA to Net Income (Loss)
Attributable to Common Shareholders of Evolent Health, Inc.
(in thousands)
(unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2024	2023	2024	2023
Net loss attributable to common shareholders of Evolent Health, Inc.	$(30,615)	$(41,395)	$(93,454)	$(142,260)
Net loss margin	(4.7)%	(7.4)%	(3.7)%	(7.2)%

Less:
Interest income	830	2,521	5,544	5,256
Interest expense	(6,720)	(12,238)	(24,722)	(54,205)
Benefit from income taxes	1,121	14,656	1,413	89,365
Depreciation and amortization expenses	(29,296)	(29,602)	(118,370)	(123,415)
Change in tax receivable agreement liability	—	4,202	(173)	(61,982)
Loss on extinguishment/repayment of debt, net	—	(21,010)	—	(21,010)
Gain (loss) from equity method investees	182	28	(3,441)	1,290
Change in fair value of contingent consideration	4,200	(5,937)	(4,908)	(17,984)
Other income (expense), net	381	(220)	241	(543)
Loss on disposal of non-strategic assets	—	(6,010)	—	(8,107)
Right-of-use assets impairment	(2,588)	—	(2,588)	(24,065)
Loss on lease termination	(18,922)	—	(18,922)	—
Repositioning costs	—	(15,846)	(10,600)	(35,236)
Stock-based compensation expense	6,115	(10,603)	(39,746)	(40,501)
Severance costs	(17)	(551)	(2,877)	(1,505)
Dividends and accretion of Series A Preferred Stock	(7,813)	(7,984)	(31,831)	(29,220)
Acquisition-related costs	(700)	(856)	(2,934)	(15,076)
Adjusted EBITDA	$22,612	$48,055	$160,460	$194,678

Adjusted EBITDA margin	3.5%	8.6%	6.3%	9.9%

Evolent Health, Inc.
Reconciliation of Adjusted Income Attributable to Common Shareholders to
Net Loss Attributable to Common Shareholders
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2024	2023	2024	2023
Net loss attributable to common shareholders of Evolent Health, Inc.	$(30,615)	$(41,395)	$(93,454)	$(142,260)
Less:
Gain (loss) from equity method investees	182	28	(3,441)	1,290
Other income (expense), net	381	(220)	241	(543)
Benefit from income taxes	1,121	14,656	1,413	89,365
Change in fair value of contingent consideration	4,200	(5,937)	(4,908)	(17,984)
Loss on extinguishment/repayment of debt, net	—	(21,010)	—	(21,010)
Change in tax receivable agreement liability	—	4,202	(173)	(61,982)
Purchase accounting adjustments	(17,189)	(17,314)	(68,926)	(74,846)
Loss on disposal of non-strategic assets	—	(6,010)	—	(8,107)
Right-of-use asset impairment	(2,588)	—	(2,588)	(24,065)
Loss on lease termination	(18,922)	—	(18,922)	—
Repositioning costs	—	(15,846)	(10,600)	(35,236)
Stock-based compensation expense	6,115	(10,603)	(39,746)	(40,501)
Severance costs	(17)	(551)	(2,877)	(1,505)
Acquisition-related costs	(700)	(856)	(2,934)	(15,076)
Tax impact (1)	(672)	3,794	12,601	14,267
Adjusted income attributable to common shareholders	$(2,526)	$14,272	$47,406	$53,673

Loss per share attributable to common shareholders
Basic	$(0.27)	$(0.36)	$(0.81)	$(1.28)

Adjusted income per share attributable to common shareholders
Basic	$(0.02)	$0.13	$0.41	$0.48

Weighted-average common shares
Basic	115,032	113,588	114,682	111,251
————————
(1)Non-GAAP financial information for the periods shown are adjusted for an assumed provision for income taxes based on our statutory federal tax rate of 21%. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate.

FORWARD-LOOKING STATEMENTS - CAUTIONARY LANGUAGE

Certain statements made in this report and in other written or oral statements made by us or on our behalf are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like: “believe,” “anticipate,” “expect,” “estimate,” “aim,” “predict,” “potential,” “continue,” “plan,” “project,” “will,” “should,” “shall,” “may,” “might” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to our ability to weather current dynamics, continue to expand our footprint, future actions, trends in our businesses, prospective services, new partner additions/expansions, our guidance and business outlook and future performance or financial results, and the closing of pending transactions and the outcome of contingencies, such as legal proceedings. We claim the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA.

These statements are only predictions based on our current expectations and projections about future events. Forward-looking statements involve risks and uncertainties that may cause actual results, level of activity, performance or achievements to differ materially from the results contained in the forward-looking statements. Risks and uncertainties that may cause actual results to vary materially, some of which are described within the forward-looking statements, include, among others:

•the significant portion of revenue we derive from our largest partners, and the potential loss, termination or renegotiation of our relationship or contract with any significant partner, or multiple partners in the aggregate;
•the increasing number of risk-sharing arrangements we enter into with our partners;
•the growth and success of our partners and certain revenues from our engagements, which are difficult to predict and are subject to factors outside of our control, including governmental funding reductions and other policy changes;
•our ability to accurately predict our exposure under performance-based contracts;
•failure by our customers to provide us with accurate and timely information;
•our ability to recover the upfront costs in our partner relationships and develop our partner relationships over time;
•our ability to attract new partners and successfully capture new opportunities;
•our ability to offer new and innovative products and services and our ability to keep pace with industry standards, technology and our partners’ needs;
•our ability to maintain and enhance our reputation and brand recognition;
•our dependency on our key personnel, and our ability to attract, hire, integrate and retain key personnel;
•risks related to completed and future acquisitions, investments, alliances and joint ventures, which could divert management resources, result in unanticipated costs or dilute our stockholders;
•our ability to effectively manage our growth and maintain an efficient cost structure;
•our ability to partner with providers due to exclusivity provisions in our and some of our partner and founder contracts;
•risks related to managing our offshore operations and cost reduction goals;
•our ability to estimate the size of our target markets for our services;
•consolidation in the health care industry;
•competition which could limit our ability to maintain or expand market share within our industry;
•risks related to audits by CMS and other governmental payers and actions, including whistleblower claims under the False Claims Act;
•evolution of the healthcare regulatory and political framework;

•restrictions on the manner in which we access personal data and penalties as a result of privacy and data protection laws;
•data loss or corruption due to failures or errors in our systems and service disruptions at our data centers;
•liabilities and reputational risks related to our ability to safeguard the security and privacy of confidential data;
•our ability to obtain, maintain and enforce intellectual property rights and protect our trademarks and trade names, including from third parties alleging that we are infringing or violating their intellectual property rights;
•our ability to protect the confidentiality of our trade secrets;
•risks associated with our use of artificial intelligence (“AI”) and machine learning models;
•our use of “open-source” software;
•our reliance on third parties and licensed technologies;
•restrictions on our ability to use, disclose, de-identify or license data and to integrate third-party technologies;
•our reliance on Internet infrastructure, bandwidth providers, data center providers, other third parties and our own systems for providing services to our partners and operating our business;
•material weaknesses in the future may impact our ability to conclude that our internal control over financial reporting is not effective and we may be unable to produce timely and accurate financial statements;
•our ability to achieve profitability in the future;
•the impact of additional goodwill and intangible asset impairments on our results of operations;
•our obligations to make material payments to certain of our pre-IPO investors for certain tax benefits we may claim in the future;
•our obligations to make payments under the tax receivables agreement that may be accelerated or may exceed the tax benefits we realize;
•our ability to utilize benefits under the tax receivables agreement;
•the terms of agreements between us and certain of our pre-IPO investors may contain different terms than comparable agreement we may enter into with unaffiliated third parties;
•Our inability to obtain financing may result in a reduction in the ownership of our stockholders;
•the conditional conversion features, and changes in accounting treatment, of the 2025 Notes and the 2029 Notes, which, if triggered, may adversely affect our financial condition and operating results;
•our ability to raise funds necessary to settle conversions of our notes in cash, to repurchase our notes for cash upon a fundamental change or to pay the redemption price for any notes we redeem;
•interest rate risk and other restrictive covenants under the Credit Agreement and the terms of our Cumulative Series A Convertible Preferred Shares, par value $0.01 per share (“Series A Preferred Stock”);
•our indebtedness, our ability to service our indebtedness, and our ability to obtain additional financing on favorable terms or at all;
•our ability to service our debt and pay dividends on our Series A Preferred Stock;
•interference with our ability to access the revolving credit facility under our Credit Agreement;
•the potential volatility of our Class A common stock price;
•our Series A Preferred Stock has rights, preferences and privileges that are not held by and are preferential to the rights of holders of our Class A common stock, and could in the future substantially dilute the ownership interest of holders of our Class A common stock;
•the potential decline of our Class A common stock price if a substantial number of shares are sold or become available for sale, including those issuable upon conversion of our Series A Preferred Stock;
•provisions in our certificate of incorporation and by-laws and provisions of Delaware law that discourage or prevent strategic transactions, including a takeover of us;
•provisions in our certificate of incorporation which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees;

•our intention not to pay cash dividends on our Class A common stock;
•the impact of litigation proceedings, government inquiries, reviews, audits or investigations;
•risks related to the failure of any bank in which we deposit our funds, which could reduce the amount of cash we have available to meet our cash commitments and make additional investments;
•public health emergencies, epidemics, pandemics or contagious diseases;
•the cost of compliance with sustainability or other ESG law and regulations; and
•the impact of increasing inflationary pressures and rising consumer costs on our business.

The risks included here are not exhaustive. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Our periodic reports and other documents filed with the SEC include additional factors that could affect our businesses and financial performance. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors.

Further, it is not possible to assess the effect of all risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, we undertake no obligation to publicly update any forward-looking statements to reflect events or circumstances that occur after the date of this release.